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                                                                     EXHIBIT 8.1



        [Letterhead of Krieg DeVault Alexander & Capehart, LLP]




September 22, 1999


Old National Bancorp
420 Main Street
Evansville, IN 47708

ONB Capital Trust I
420 Main Street
Evansville, IN 47708


Ladies and Gentlemen:

        We refer to the proposed issuance of preferred securities by the ONB Capital Trust I, a Delaware statutory business trust, formed by Old National Bancorp ("ONB"), an Indiana corporation. You have requested our opinion regarding the characterization of ONB Capital Trust I for federal income tax purposes and the discussion of certain of the material United States federal income tax consequences of purchasing, holding and selling the preferred securities of ONB Capital Trust I that appear under the caption "UNITED STATES FEDERAL INCOME TAXATION" in the form of Prospectus Supplement to the Prospectus relating to the Registration Statement on the Form S-3 filed by ONB and ONB Capital Trust I with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act").

        In rendering our opinion, we have reviewed the Registration Statement, as amended, the Prospectus and Prospectus Supplement, the form of Amended and Restated Trust Agreement for ONB Capital Trust I, the form of the Guarantee Agreement for ONB Capital Trust I, and the form of the Indenture for debt securities relating to the offering of the preferred securities, forms of which were included in or filed as exhibits to the Registration Statement, and such other materials as we have deemed necessary or appropriate as a basis for our opinion. In addition, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury Regulations, pertinent judicial authorities, rulings of the Internal Revenue Service, and such other authorities as we have considered relevant.

        Based upon the foregoing, and assuming full and complete compliance with the terms of the Amended and Restated Trust Agreement, Guarantee Agreement and Indenture (and other relevant documents) it is our opinion that:

                (1) ONB Capital Trust I will be characterized for United States federal income tax purposes as a grantor trust and will not be taxable as a corporation.




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Old National Bancorp
September 22, 1999
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                (2) The junior subordinated debentures to be issued by ONB to
ONB Capital Trust will be classified for United States federal income tax purposes as indebtedness of ONB.

        The opinions expressed herein represent our conclusions as to the application of existing federal income tax law to the facts as presented to us relating to the preferred securities, and we give no assurance that changes in such law or any interpretation thereof will not affect the opinions expressed by us. Moreover, there can be no assurance that this opinion will not be challenged by the Internal Revenue Service or that a court considering the issues will not hold contrary to such opinion. We express no opinion on the treatment of the preferred securities under the income tax laws of any state or other taxing jurisdiction. We assume no obligation to advise you of any changes concerning the above, whether or not deemed material, which may hereafter come or be brought to our attention. The opinions expressed herein are a matter of professional judgment and are not a guarantee of result.

        This opinion is being furnished in connection with the Registration Statement. Any variation or difference in the facts from those set forth or assumed either herein or in the Registration Statement may affect the conclusions stated herein.

        This opinion is addressed to you and is solely for your use in connection with the issuance of the preferred securities. We assume no professional responsibility to any other person or entity whatsoever. Accordingly, the opinions expressed herein are not to be utilized or quoted by, or delivered or disclosed to, in whole or in part, any other person, corporation, entity or governmental authority without, in each instance, our prior written consent.

        We hereby consent to the use of our name under the caption "UNITED STATES FEDERAL INCOME TAXATION" in the Prospectus Supplement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are "experts" within the meaning of Section 11 of the Act or that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.


                                    Very truly yours,



                                    /s/ KRIEG DEVAULT ALEXANDER & CAPEHART, LLP
                                    -------------------------------------------
                                    Krieg DeVault Alexander & Capehart, LLP